CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                                   EXHIBIT 10.25

                              NONEXCLUSIVE LICENSE
                     AGREEMENT UNDER VYSIS' COLLINS PATENTS

THIS NONEXCLUSIVE LICENSE AGREEMENT (the "AGREEMENT") is made and is effective the 22nd day of June, 1999 by and between Gen-Probe Incorporated ("GEN-PROBE"), a Delaware corporation having its principal place of business in San Diego, CA and Vysis, Inc. ("VYSIS"), a Delaware corporation having its principal place of business in Downers Grove, IL WITNESSETH:

                                    RECITALS

WHEREAS, certain inventions generally characterized as Target and Background Capture Methods and Apparatus for Affinity Assays and Target and Background Capture Methods with Amplification for Affinity Assays are disclosed and claimed in United States Patents No. 5,780,224 and No. 5,750,338 by Collins and Collins, et al., respectively, and foreign counterparts thereto and other patents and applications claiming priority therefrom (the "Collins Patents");

WHEREAS, GEN-PROBE and VYSIS are engaged in litigation unrelated to VYSIS' Collins Patents and which litigation involves BP Amoco Corporation ("BP AMOCO"), an Indiana Corporation having its principal place of business in Chicago, IL;

WHEREAS, GEN-PROBE has previously entered into alliances with Chiron Corporation ("CHIRON") for blood screening, with Bayer Corporation ("BAYER") for infectious diseases and with bioMerieux Vitek S.A. ("BIOMERIEUX") for infectious diseases;

WHEREAS, in partial fulfillment of a settlement of the litigation between GEN-PROBE and VYSIS, GEN-PROBE desires to obtain certain license and rights under the Collins Patents for itself and certain options on behalf of its alliances with CHIRON, BAYER and BIOMERIEUX, and VYSIS desires and is able to grant certain license and rights to GEN-PROBE for itself and options on behalf of its alliances;

GEN-PROBE and VYSIS agree hereto as follows:

                                 1. DEFINITIONS

1.1 The term Collins Patents shall mean United States Patents No. 5,780,224, No. 5,750,338 and No. 5,457,025 by Collins, Collins, et al., and Collins et al. respectively, and foreign counterparts thereto, continuations, divisionals, reissues, and reexaminations thereof and other patents and applications claiming priority therefrom. A Schedule of Collins Patents is attached as Exhibit 1 hereto and incorporated herein by reference.

1.2 The term Licensed Method shall mean any method, the use or practice of which would constitute, but for the license granted herein, an infringement of any issued, Valid Claim within the Collins Patents.

1.3 The term Valid Claim shall mean an issued claim of a Collins Patent which has not been ruled invalid by a court or an administrative agency of competent jurisdiction from which all appeals have been exhausted.

1.4 The term Licensed Product shall mean any of the following:

      (a) Any product specifically intended for use in practicing a Licensed Method;

      (b) Any product which lacks substantial use other than in practicing a Licensed Method; and

      (c) Any product, the making, using, selling, offering for sale or importing of which, would constitute, but for the license granted herein, an infringement of any issued, Valid Claim within the Collins Patents.

1.5 The term GEN-PROBE/CHIRON ALLIANCE shall mean the current alliance for blood screening entered into by GEN-PROBE and CHIRON by agreement dated June 11, 1998. In the event that CHIRON assigns substantially all of its rights and obligations under this blood screening alliance agreement to another party, the alliance with such party shall assume the rights and obligations of CHIRON with respect to the GEN-PROBE/CHIRON ALLIANCE.

1.6 The term GEN-PROBE/BAYER ALLIANCE shall mean the current alliance for clinical diagnostics entered into by GEN-PROBE and CHIRON by agreement dated June 11, 1998. CHIRON has assigned its rights and obligations under the clinical diagnostics alliance agreement to Bayer. In the event that BAYER assigns substantially all of its rights and obligations under the clinical diagnostics alliance agreement to another party, the alliance with such party shall assume the rights and obligations of BAYER with respect to the GEN-PROBE / BAYER ALLIANCE.

1.7 The term End User Net Commercial Sales shall mean the total of the gross invoice prices received by GEN-PROBE and any other Collins Licensee from end users for Licensed Products or Licensed Methods less the sum of the following actual and customary deductions where applicable: cash, trade, or quantity discounts; sales, use, tariff, import/export duties or other excise taxes imposed upon particular sales; transportation charges and allowances or credits to customers because of rejections or returns. In the event Licensed Products or Licensed Methods are sold to end users through distributors, the gross invoice price received by the distributors will be used to determine End User Net Commercial Sales. Notwithstanding the foregoing, End User Net Commercial Sales shall not include products transferred for purposes of a clinical trial by GEN-PROBE, the GEN-PROBE/CHIRON ALLIANCE, and the GEN-PROBE/BAYER ALLIANCE and the use of such products for clinical trials will not be royalty bearing.

1.8 The term Collins Licensee shall refer to a recipient of license and rights under the Collins Patents granted hereunder as applicable.

1.9 The term GEN-PROBE Core Licensee shall mean a third party to whom Gen-Probe grants a royalty-bearing license in the field of infectious disease nucleic acid testing under substantial patented core technology of Gen-Probe (a "Gen-Probe Core Technology License"), including, by way of example and not of limitation, Transcription Mediated Amplification.

                                    2. GRANTS

2.1 Subject to the terms and conditions of this Agreement, VYSIS hereby grants to GEN- PROBE a worldwide, royalty-bearing, nonexclusive license without the right to sublicense, to make, use, sell, offer for sale, or import Licensed Products and practice Licensed Methods under the Collins Patents for use in the field of infectious disease nucleic acid testing.

2.2 The right to sell Licensed Products granted in Paragraph 2.1 shall extend to distributors of GEN-PROBE relative to their distribution of Licensed Products from GEN-PROBE with no additional obligation by the distributors to pay royalties.

2.3 Except as otherwise provided herein, the licenses granted in paragraph 2.1 shall extend from June 22, 1999 until the date of expiration of the last to expire of the Collins Patents.

2.4 Subject to the terms and conditions of this Agreement, VYSIS hereby agrees to grant the following options to the following third parties:

      (a) For a period of six (6) months following June 22, 1999, VYSIS will grant to the GEN-PROBE/CHIRON ALLIANCE an option for a license under the Collins Patents. The terms of the license will be the same terms granted to GEN-PROBE herein, except that such terms [***] as provided herein and the license will be granted solely for purposes of the blood screening aspects of the GEN-PROBE/CHIRON ALLIANCE.

      (b) For a period of six (6) months following June 22, 1999, VYSIS will grant to the GEN- PROBE/BAYER ALLIANCE an option for a license under the Collins Patents. The terms of the license will be the same terms granted to GEN-PROBE herein, except that such terms [***] as provided herein and the license will be granted solely for purposes of infectious diseases aspects of the GEN-PROBE/BAYER ALLIANCE with the exception of blood screening.

      (c) For a period of twelve (12) months following June 22, 1999, VYSIS will grant to BIOMERIEUX and its subsidiaries an option for a license under the Collins Patents at terms similar to the terms granted to GEN-PROBE herein (such terms shall include a license issue fee of [***] and running royalty similar to the royalty provided herein).

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

      (d) For a period of six (6) months following the grant by GEN-PROBE of a Gen-Probe Core Technology License in a field of infectious disease nucleic acid testing to a GEN-PROBE Core Licensee, VYSIS will grant to the GEN-PROBE Core Licensee an option to a license under the Collins Patents in the same field of infectious disease nucleic acid testing. The license under the Collins Patents shall be at [***] (excluding the terms granted to GEN-PROBE, the GEN-PROBE/CHIRON ALLIANCE, the GEN- PROBE/BAYER ALLIANCE and BIOMERIEUX pursuant to this Agreement) and include a [***] herein relative to such other comparable Collins Licensees.

2.5 For all purposes of this Agreement, each license granted pursuant to paragraph 2.4 herein shall be regarded as a separate license under the Collins Patents and each corresponding licensee will be regarded as a separate licensee under the Collins Patents.

                            3. ROYALTIES AND PAYMENTS

3.1 GEN-PROBE agrees for itself and on behalf of the GEN-PROBE/CHIRON ALLIANCE and the GEN-PROBE/BAYER ALLIANCE receiving licenses as provided in Paragraph 2.1 to make the following payments for the licenses received hereunder:

      (a) A one-time license issue fee of [***] to be paid consistent with the payment provision of Paragraph 27 of the Definitive Agreement and Release executed concurrently with this Agreement by the parties hereto.

      (b) A running royalty of [***] of End User Net Commercial Sales of Licensed Products (the parties agree that a single royalty rate of [***] of End User Net Commercial Sales will apply as an aggregate rate in the event that one or more Collins Patents apply to any End User Net Commercial Sales of Licensed Products);

3.2 Running royalties accruing to VYSIS hereunder shall be paid to VYSIS by each Collins Licensee as applicable on a calendar quarterly basis for each quarter ending:

      (a)   March 31;
      (b)   June 30;
      (c)   September 30; and
      (d)   December 31

3.3 Royalty payments accruing hereunder shall be paid within sixty (60) days of the close of each calendar quarter.

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

3.4 All monies due VYSIS shall be payable in United States Dollars collectible at par in Chicago, Illinois. When Licensed Products and Licensed Methods are sold for monies other than United States Dollars, the earned royalties will first be determined in the foreign currency of the country in which the Licensed Products and Licensed Methods were sold and then converted into equivalent United States Dollars. The applicable exchange rate will be that established by the Bank of America in New York, New York on the last day of the reporting period and will be quoted in the Continental terms method of quoting exchange rates (local currency per U.S. dollar).

3.5 In the event that any Collins Licensee is required to withhold taxes imposed upon VYSIS for any payment under this Agreement by virtue of the laws or governmental regulations of a country in which Licensed Products are sold or Licensed Methods are practiced, then such payments will be made by such Collins Licensee on behalf of VYSIS by deducting from the payment due VYSIS and remitting such taxes to the proper authorities on a timely basis and the payments provided for under this Agreement will be adjusted appropriately provided that the Collins Licensee supplies VYSIS with official documentation and/or tax receipt on such withholdings supporting such taxes and such payments as may be required by VYSIS for its tax records. The Collins Licensee shall be responsible for all bank transfer charges.

3.6 In the event royalty payments or fees due hereunder are not received by VYSIS when due, the applicable Collins Licensee shall pay to VYSIS interest charges at a rate of one percent (1%) per month. The interest shall be calculated from the date the payment or fee was due to VYSIS until actually received by VYSIS.

3.7 Royalties paid hereunder shall be accompanied by a report of the following:

      (a) Gross sales and End User Net Commercial Sales of Licensed Products and Licensed Methods by the reporting Collins Licensee in the preceding calendar quarter;

      (b) The number of each type of Licensed Product sold and Licensed Method performed;

      (c) The royalties, in U.S. dollars, payable hereunder as a result of such sales;

      (d) The method used to calculate the royalty; and

      (e) The exchange rate used to calculate the royalty in U.S. dollars.

All reports submitted hereunder shall be confidential. VYSIS will use the reports only for the purpose of monitoring payment of royalties. Except as required by law, VYSIS will not disclose any report or the information contained in any report to any third party. If VYSIS believes that disclosure is warranted by law or circumstances, it shall first give the appropriate Collins Licensee notice and an opportunity to object. VYSIS shall take reasonable steps to minimize the extent of any proper disclosure made after notice and opportunity to object are provided to the appropriate Collins Licensee.

3.8 If, after a Collins Licensee has made its first commercial sale of License Products or Licensed Method, no sale of Licensed Products or Licensed Method has been made during any particular quarterly reporting period, the Collins Licensee shall submit a report indicating that no sale was made in the period.

3.9 Collins Licensees shall keep books and records accurately showing all Licensed Products manufactured, used and/or sold and Licensed Methods performed commercially under the terms of this Agreement. Such books and records shall be preserved for at least five (5) years from the date of the royalty payment to which they pertain and shall be open to inspection by representatives or agents of VYSIS at reasonable times and under reasonable conditions. All information contained in the Collins Licensees' books and records shall be confidential and VYSIS will use the reports only for the purpose of monitoring payment of royalties.

                             4. TERM AND TERMINATION

4.1 Unless otherwise terminated by operation of law or by acts of the parties in accordance with the terms of this Agreement, this Agreement shall be in force from June 22, 1999 and shall remain in effect for the life of the last-to-expire of the Collins Patents.

4.2 Any termination of this Agreement shall not affect the following:

      (a) A Collins Licensee's obligations that have accrued prior to termination;

      (b) A Collins Licensee's continuing obligation to indemnify VYSIS; and

      (c) VYSIS' or a Collins Licensee's continuing obligation to maintain the confidentiality of the terms of this Agreement and any confidential information received from another party pursuant to this Agreement.

4.3 If a Collins Licensee should violate or fail to perform any material term or covenant of this Agreement, VYSIS may give written notice of such default ("Notice of Default") to the Collins Licensee. If the Collins Licensee should fail to take appropriate steps to cure such default within sixty (60) days of the effective date of such Notice of Default, VYSIS shall have the right to terminate the license and rights granted to the Collins Licensee hereunder by issuing a second written notice (Notice of Termination) to the Collins Licensee. Thereafter, the license and rights previously granted to the Collins Licensee shall terminate automatically on the effective date of the Notice of Termination. Such termination shall not relieve the terminated Collins Licensee of its obligation to pay any royalty or license fees owing at the time of termination and shall not impair any accrued right of VYSIS. Such termination shall not act to terminate the license and right granted hereunder to any other Collins Licensee, provided that, VYSIS may exercise its rights under this Paragraph 4.3 separately against any Collins Licensee who violates or fails to perform any material term or covenant of this Agreement.

4.4 GEN-PROBE or any other recipient of a license and rights pursuant to Paragraphs 2.4(a) - (d) may each terminate their respective license and rights (and any license which issues pursuant to those rights) upon written notice of termination to VYSIS. Thereafter, the license and rights previously granted to the applicable Collins Licensee shall terminate automatically on the effective date of the Notice of Termination. Such termination shall have no effect on the license and rights granted to any other Collins Licensee hereunder.

                               5. LIMITED WARRANTY

5.1 VYSIS represents and warrants that it is the owner of the Collins Patents and has the lawful right to grant the license and rights granted hereunder.

5.2 GEN-PROBE represents and warrants that it has the right and authority to accept the rights and obligations provided herein for itself, the GEN-PROBE/CHIRON ALLIANCE and the GEN- PROBE/BAYER ALLIANCE.

5.3 The license and rights provided herein are provided WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. VYSIS MAKES NO REPRESENTATION OR WARRANTY THAT THE LICENSED PRODUCTS OR LICENSED METHODS WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT.

5.4 IN NO EVENT WILL VYSIS BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM GEN-PROBE'S OR A COLLINS LICENSEE'S EXERCISE OF THIS LICENSE OR ITS USE OF LICENSED PRODUCTS OR LICENSED METHODS.

                                6. PATENT MARKING

6.1 GEN-PROBE agrees that GEN-PROBE and each Collins Licensee will mark all Licensed Products made, used or sold under the terms of this Agreement, or their containers, with the patent number or numbers of any applicable Collins Patent practiced thereby.

                            7. NON-PARTY INFRINGEMENT

7.1 As used in this Article 7, the term Substantial Infringement shall mean alleged non-licensed infringement by a non-party brought to VYSIS' attention by a Collins Licensee wherein such non-licensed infringement accounts for [***] of the total End User Net Commercial Sales for Licensed Product and Licensed Method in the United States or Europe.


*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

7.2 In the event that a Collins Licensee hereunder believes that an unlicensed non-party to this Agreement is substantially infringing any issued patent within the Collins Patents, the Collins Licensee shall call this Substantial Infringement to VYSIS' attention in writing and shall provide VYSIS with reasonable evidence of such non-licensed infringing activity and the substantiality of the non-licensed infringing activity by the non-party. However, the Collins Licensee will not notify the non-party infringer without first obtaining the consent of VYSIS. VYSIS agrees that it will use its best efforts to terminate such Substantial Infringement.

7.3 In the event the Substantial Infringement of the Collins Patents continues and VYSIS is unable to cause its termination, the Collins Licensee may request that VYSIS take legal action against the Substantial Infringement of the Collins Patents by the non-party. Any such request by a Collins Licensee shall be in writing and shall include reasonable evidence of such infringement and the damages such infringement is causing to the Collins Licensee. If VYSIS is unable to cause the termination of such Substantial Infringement within [***] of the effective date of the Collins Licensee's request for same, VYSIS shall, at its discretion, commence litigation against the non-party infringer to cause the termination of the Substantial Infringement. [***]

7.4 If VYSIS fails to initiate litigation to terminate such Substantial Infringement within [***] of the effective date of a Collins Licensee's request for same, the Collins Licensee's obligation to pay royalties on End User Net Commercial Sales of Licensed Product and Licensed Method in the affected country shall be suspended until such time as VYSIS has commenced such litigation or such Substantial Infringement has ceased.

7.4 VYSIS will maintain sole control of any such litigation for patent infringement, bear all expenses for such litigation, and retain all recoveries and damages awarded from such litigation as is initiated pursuant to Paragraph
7.3 above. However, the Collins Licensee requesting termination of the Substantial Infringement will provide reasonable cooperation to VYSIS in VYSIS' litigation against such non-party infringer.


*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    8. [***]



                                     [***]




                               9. INDEMNIFICATION

9.1 Each Collins Licensee hereunder agrees to indemnify, hold harmless and defend VYSIS, its officers, employees and agents against any and all claims, suits, losses, damages, costs, fees, and expenses resulting from or arising out of the Collins Licensee's exercise of the license and rights granted herein including any sale, manufacture or use of a Licensed Product or performance of a Licensed Method. This indemnification will include, but not be limited to, any product liability.

9.2 VYSIS shall promptly notify the appropriate Collins Licensee in writing of any claim which VYSIS believes it may have a right of indemnification under this Agreement.

9.3 VYSIS will provide reasonable cooperation to each Collins Licensee that is indemnifying and holding VYSIS harmless for a claim, suit, loss or damage pursuant to Paragraph 9.1.

                                   10. NOTICES

10.1 Any notice or payment required to be given to either party shall be deemed to have been properly given and to be effective (a) on the date of delivery if delivered in person or (b) five (5) days after mailing by first-class certified mail, postage paid, to the respective addresses identified below, or to such other address as the applicable party shall designate by written notice to the other party.



*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

If to VYSIS:

                                  VYSIS, INC.
                              3100 Woodcreek Drive
                             Downers Grove, IL 60515

                            Attention: Patent Counsel

If to GEN-PROBE:

                             GEN-PROBE INCORPORATED
                           10210 Genetic Center Drive
                               San Diego, CA 92121

                Attention: Vice President, Intellectual Property

If to the GEN-PROBE/CHIRON ALLIANCE:

                             GEN-PROBE INCORPORATED
                           10210 Genetic Center Drive
                               San Diego, CA 92121

                Attention: Vice President, Intellectual Property

                                       and

                               CHIRON CORPORATION
                               4560 Horton Street
                          Emeryville, California 94608

                           Attention: General Counsel

If to the GEN-PROBE/BAYER ALLIANCE:

                             GEN-PROBE INCORPORATED
                           10210 Genetic Center Drive
                               San Diego, CA 92121

                Attention: Vice President, Intellectual Property

                                       and

                                BAYER CORPORATION
                               5260 Horton Street
                            Emeryville, CA 94608-2916

                      Attention: VP, NAD Partner Management

                                 11. ASSIGNMENT

11.1 This Agreement is binding upon and shall inure to the benefit of VYSIS, it successors and assigns, but shall be personal to GEN-PROBE, the GEN-PROBE/CHIRON ALLIANCE and the GEN-PROBE/BAYER ALLIANCE and personal relative to subsequent GEN-PROBE Core Licensees. The applicable license and rights and options granted herein to GEN-PROBE, the GEN-PROBE/CHIRON ALLIANCE, the GEN-PROBE/BAYER ALLIANCE and to subsequent GEN-PROBE Core Licensees are not assignable by them except to:

      (a) A bona fide purchaser of all or substantially all of the business of the seller to which the license and rights pertain, provided that such bona fide purchaser agrees to the terms and conditions of this Agreement; and

      (b) A wholly-owned affiliate of GEN-PROBE, the GEN-PROBE/CHIRON ALLIANCE, the GEN-PROBE/BAYER ALLIANCE, or the GEN-PROBE Core Licensee as the case may be.

                                12. GOVERNING LAW

12.1 This Agreement is made in partial fulfillment of and reflects terms specified in a Definitive Agreement and Release entered into by the parties in settlement of litigation in the United States District Court for the Southern District of California in the matter Gen-Probe, Incorporated v. Amoco Corp., et al. (Case No. 95-CV-998-J(BTM)). The Agreement and its construction are subject to the laws of the state of California with the exception of any choice of law provisions which would direct the application of another state's laws. The Agreement and its construction are further subject to the continuing jurisdiction of the United States District Court for the Southern District of California.

                               13. CONFIDENTIALITY

13.1 Except as required by law, the terms of this Agreement and all information produced hereunder and designated as confidential by the producing party shall be considered as confidential information of the producing party and the party receiving such information shall use the same care to protect such information as it uses to protect its own information of like kind.

                                14. MISCELLANEOUS

14.1 No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed by an authorized representative on behalf of each party hereto.

14.2 This Agreement embodies provisions of a Definitive Agreement and Release entered into concurrently herewith by the parties in the matter Gen-Probe, Incorporated v. Amoco Corp., et al. (Case No. 95-CV-998-J(BTM)) in the United States District Court for the Southern District of California and such other understandings as are included herein. This Agreement and the Definitive Agreement and Release embody the entire understanding of the parties and shall supercede all previous communications, representations or understandings either oral or written, between the parties relating to the subject matter hereof.

14.3 In case any of the provisions contained in this Agreement shall be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof and this Agreement shall be construed as if such invalid or illegal or unenforceable provisions had never been contained herein.

14.4 CHIRON, BAYER, BIOMERIEUX, and GEN-PROBE Core Licensees are third party beneficiaries of this Agreement as set forth above.

IN WITNESS WHEREOF VYSIS and GEN-PROBE have executed this Agreement, in duplicate originals, by their respective officers hereunto duly authorized, on the day and year written below.

VYSIS, INC.                                     GEN-PROBE INCORPORATED


By:    /s/                                      By:    /s/ Henry L. Nordhoff
       -----------------------                          -----------------------
Title: President & CEO                          Title: President & Chief Exec.
       -----------------------                         Officer
Date:  8/10/99                                         ------------------------
       -----------------------                  Date:  August 10, 1999
                                                       ------------------------

                                                                       EXHIBIT 1

                          SCHEDULE OF COLLINS PATENTS*


1) Target and Background Capture Methods And Apparatus For Affinity Assays by Collins

     Country                  Applcn. No.              Status/Pat. No.
     -------                  -----------              ---------------
     European                 87309308.2               0265244
     France                   87309308.2               0265244
     Germany                  87309308.2               P3781860.0
     Italy                    87309308.2               0265244
     United Kingdom           87309308.2               0265244
     Japan                    268030/87                Pending
     Japan                    104339/99                Pending
     USA                      08/236,877               5,780,224


2) Target And Background Capture Methods With Amplification For Affinity Assays by Collins, et al.

     Country                  Applcn. No.              Status/Pat. No.
     -------                  -----------              ---------------
     European                 88312135.2               0328829
     France                   88312135.2               0328829
     Germany                  88312135.2               P3854470.9
     Italy                    88312135.2               0328829
     United Kingdom           88312135.2               0328829
     Japan                    323183/88                2817926
     USA                      08/238,080               5,750,338


* Abandoned Applications/Patents Are Not Identified


                                     1 of 2

3) Closed Vessel For Isolating Target Molecules And For Performing Amplification by Neri, et. al.

Country             Applcn. No.         Status/Pat. No.
-------             -----------         ---------------
USA                 08/622,491          5,714,380

4) Methods And Composition For Preventing Interference With Affinity Capture Schemes by Collins, et. al.

Country             Applcn. No.         Status/Pat. No.
-------             -----------         ---------------
European            90905780.4          0481999
France              90905780.4          0481999
Germany             90905780.4          69031121.4
Italy               90905780.4          0481999
United Kingdom      90905780.4          0481999
Japan               505451/90           Pending
USA                 07/976,678          5,457,025


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